Exhibit 21.1

BEST BUY CO., INC.
SUBSIDIARIES OF THE REGISTRANT AT FEBRUARY 1, 2014*

State or Other Jurisdiction of Incorporation or Organization
BBC Insurance Agency Inc.	Minnesota
BBC Investment Co.	Nevada
BBY Networks, Inc.	Minnesota
BBC Property Co.(1)	Minnesota
Best Buy Stores, L.P. (2)	Virginia
BBY Services, Inc.	Delaware
BestBuy.com, LLC	Virginia
Best Buy Connect, LLC	Delaware
Best Buy Gov, LLC (3)	Delaware
Best Buy Leasing, LLC (4)	Virginia
Best Buy Puerto Rico Holdings, LLC	Delaware
Best Buy Stores Puerto Rico, LLC	Puerto Rico
Best Buy Warehousing Logistics, Inc.	Delaware
Nichols Distribution, LLC	Minnesota
Magnolia Hi-Fi, LLC (5)	Washington
Pacific Sales Kitchen and Bath Centers, LLC (6)	California
ProTheo III, LLC	Delaware
ProTheo V, LLC	Delaware
BBY Holdings International, Inc.	Minnesota
Best Buy China Holdings, Ltd.	Mauritius
Best Buy Shanghai, Ltd.	China
Best Buy Enterprise Services, Inc.	Minnesota
BBY Canada Finance, LLC	Delaware
Best Buy, LLP	United Kingdom
BBCAN Financial Services, L.P.	Alberta
BBCAN UK, LLP	United Kingdom
Best Buy Distributions Limited	United Kingdom
Best Buy UK Holdings LP	United Kingdom
New CPWM Limited	United Kingdom
CPW Mobile Limited	United Kingdom
CPWCO 16 Limited	United Kingdom
BBY Mobile Consulting, LLC	Delaware
Oval (2248) Limited	United Kingdom
Project Theo 1, LLC	Delaware
ProTheo IV, LLC	Delaware
BBY Solutions, Inc.	Minnesota
Best Buy Asia Pacific Regional Holdings Limited	Hong Kong
Best Buy Hangzhou Limited	China
Best Buy Canada Ltd. / Magasins Best Buy LTEE (7)	Canada+
6349021 Canada Ltd.	Canada+
FutureGard Reinsurance Ltd.	Turks and Caicos
Best Buy Holdings B.V.	Netherlands
Best Buy China Ltd.	Bermuda
Best Buy Purchasing LLC (8)	Minnesota

Partsearch Technologies, Inc. (9)	Delaware
ProTheo, Inc.	Delaware
ProTheo II, LLC	Delaware
Best Buy Finance, Inc.	Minnesota
BBY Global Connect (Mauritius I) Ltd.	Mauritius
BBY Global Connect (Mauritius II) Ltd.	Mauritius
BBY (Mauritius I) Ltd.	Mauritius
BBY (Mauritius II) Ltd.	Mauritius
Best Buy China %	China
BBY (Mauritius III) Ltd.	Mauritius
Best Buy (AsiaPacific) Limited	China
Best Buy China UK, LLP	United Kingdom
Best Buy International Finance, S.a.r.l.	Luxembourg
Best Buy Enterprises, S. de R.L. de C.V.	Mexico, Federal District
Best Buy Imports, S. de R.L. de C.V.	Mexico, Federal District
Best Buy Stores, S. de R.L. de C.V.	Mexico, Federal District
ExB Hong Kong Limited	Hong Kong
ExB Marketing Japan G.K.	Japan
Five Star Trust%	China
Best Buy Jiangsu Ltd.	Mauritius
Jiangsu Five Star Appliance Co., Ltd.	China
Anhui Five Star Appliance Co., Ltd	China
Changzhou Five Star Appliance Co., Ltd #	China
Liyang Five Star Appliance Co., Ltd.	China
Henan Five Star Appliance Co., Ltd	China
Jiangsu Five Star Appliance Purchasing Co., Ltd	China
Jiangsu Five Star Customer Service Co., Ltd.	China
Jiangsu Taide Commercial & Trade Co., Ltd	China
Ningbo Xingpu Five Star Appliance Co., Ltd	China
Shandong Five Star Appliance Co., Ltd	China
Sichuan Xingpu Five Star Appliance Co., Ltd	China
Wuxi Five Star Appliance Co., Ltd	China
Yancheng Asia Shopping Mall Co., Ltd	China
Yunnan Five Star Appliance Co.,Ltd	China
Zhejiang Xingpu Five Star Appliance Co., Ltd	China
Zhejiang Xingpu Five Star Appliance Service Co., Ltd	China
Global Connect China%	China
Best Buy Mobile (Nanjing) Management Consulting Co., Ltd.	China
Best Buy - Fuse Capital Digital Media Fund, LLC	Delaware
Project Austin, LLC(10)	Delaware
Best Buy UK Investments 1, LLC	Delaware
Best Buy UK Investments 2, LLC	Delaware
CCL Insurance Company	Vermont

CP Gal Ritchfield, LLC	Delaware
Online Services Co.	Minnesota
Project Carve, LLC	Delaware
Project Jaguar, Inc.	Delaware
Retspan, LLC	Delaware
Project Jaguar UK Ltd.	United Kingdom
Retspan Deutschland GmbH	Germany
Redline Entertainment, Inc. (11)	Minnesota
Talkback, Inc.	Washington
_____________________________________________

*	Indirect subsidiaries are indicated by indentation.

#	We own 60% of this entity

+	Federally chartered

%	China Business Trust

Also doing business as:

(1)	Audiovisions

(2)	Geek Squad, Audiovisions, 2nd Turn, Magnolia Home Theater, FutureShop, Best Buy Mobile, Best Buy Express, DealTree, TechLiquidators, Cowboom, Best Buy On, Warehouse B, BestBuy.com, Best Buy Simplicity

(3)	Best Buy Blue

(4)	Best Buy Simplicity

(5)	Magnolia, Magnolia Audio Video

(6)	Pacific Sales, Kitchen, Bath & Electronics; Pacific Kitchen & Home; Pacific Sales; Pacific Sales, Kitchen & Home

(7)	FutureShop, Best Buy Mobile, Geeksquad

(8)	Insignia Products, Cowboom, Dynex

(9)	Andrews Electronics

(10)	Tecca, Tecca.com

(11)	Redline Films